UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2016
FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21918 (Commission File Number)	93-0708501 (IRS Employer Identification No.)

27700A SW Parkway Ave (Address of Principal Executive Offices)		97070 (Zip Code)

503-498-3547
(Registrant’s telephone number, including area code)
________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On October 3, 2016, FLIR Systems, Inc. announced that it has reached a definitive asset purchase agreement to acquire the business of Point Grey Research, Inc., a leading developer of machine vision cameras for use in industrial, retail, scientific, traffic, mapping, and other advanced imaging applications, for approximately $253 million in cash. The press release is furnished herewith as Exhibit 99.1.
The information in this Item 7.01 and the related Item 9.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act as amended, regardless of any general incorporation language in such filing.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
    99.1         Press Release of FLIR Systems, Inc. dated October 3, 2016.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
Date: October 3, 2016	By:	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1     Press Release of FLIR Systems, Inc. dated October 3, 2016.